Accountants' Consent





The Board of Directors
CollaGenex Pharmaceuticals, Inc.:



     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" in 2000.



                                                                /s/ KPMG LLP





Princeton, New Jersey
April 6, 2001